Exhibit 23.3

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-129245 of SigmaTel, Inc. on Form S-1 of our report dated September 6, 2005 (October 22, 2005 with respect to Note 15) related to the financial statements of Oasis Semiconductor, Inc. as of and for the year ended December 31, 2004, appearing in the prospectus, which is part of this Registration Statement and to the reference to us under the heading “Experts” in such prospectus.

Deloitte & Touche LLP

Boston, Massachusetts

November 22, 2005